Exhibit 23.2

Kesselman & Kesselman Certified Public Accountants 1 Nathanson Street Telephone +972-4-8605000 Facsimile +972-4-8605001

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated July 14, 2005 relating to the financial statements, which appears in Elbit Vision Systems Ltd’s Annual Report on Form 20-F and in Elbit Vision Systems Ltd.‘s Current Report on Form 6-K dated May 31, 2006. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Haifa, Israel May 31, 2006	Kesselman & Kesselman Certified Public Accountants (Isr.)